Exhibit 10.25

DON DAVID GOLD MEXICO S.A. DE C.V.

Las Rosas No. 339

Col. Reforma, Oaxaca, Oaxaca

CP 68050

Mexico

Ph. +52 951 5216 8258

30th April 2014

Amendment 1 to Purchase Contract 203-14CMX-012-1-P

With  respect to contract 203-14CMX-012-0-P, concluded on the 12th December 2013 (the “Contract”) between TRAFIGURA MEXICO S.A. DE C.V.,  Reforma 115 piso 21, despacho 2102, Col. Lomas de Chapultepec, Mexico D.F., Mexico (the “Buyer”) and DON DAVID GOLD MEXICO S.A. DE C.V., Las Reforma No. 339 Col. Reforma, Oaxaca, Oaxaca,  CP 68050Mexico (the “Seller”), Buyer and Seller hereby agree to amend the Contract Agreement as follows:

The Effective Date of this Amendment shall be 30th April 2014.

quotational period

Silver

The quotational period for silver shall be the month following the month of arrival at the warehouse (M+1) or the second month following the month of arrival at the warehouse (M+2) The QP shall be declared prior to the end of the month following the month of arrival (M+1).

Lead and Gold

The quotational period for lead and gold shall be the month following the month of arrival at the warehouse (M+1).

This Quotational Period shall apply with the deliveries commencing from May 1st until December

31st 2014.

IN WITNESS WHEREOF the parties have executed this document as of the respective dates specified below with effect from the Effective Date specified on the first page of this document.

Accepted:

/s/ Jason D. Reid__________________________ DON DAVID GOLD MEXICO S.A. DE C.V. (signed by fully authorised signatory)	/s/Juan Antonio Moran________________ TRAFIGURA MEXICO S.A. DE C.V. (signed by fully authorised signatory)